SALE & PURCHASE AGREEMENT FOR THE ACQUISITION

of

100% OF THE SHARES AND ASSETS OF JOYOUS FAME INTERNATIONAL LIMITED.

THIS AGREEMENT is between

ELEMENT92, RESOURCES CORP.
a company incorporated under the laws of the State of Wyoming, USA, with its address at 2510 Warren Avenue, Cheyenne, Wyoming, 82001 USA
("E92R" or the "Purchaser"),

And

TAM KAM MING and GOLD VANGUARD LIMITED
Owners of 100% of the shares of
Joyous Fame International Limited, with its address at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands
("JFI" or the "Sellers")

Collectively the Parties

WHEREAS, shareholders of the Purchaser, who own of record and beneficially an aggregate of eight million three hundred one thousand (8,301,000) shares of common stock, (the "Common Shares"), issued and outstanding shares, representing 91.74% and the controlling interest of Element92 Resources Corp. have met and approved the acquisition of 100% of the shares of the JFI by E92R and issuance 90 million new Common Shares of E92R, the Sellers, on the terms and subject to the conditions set forth herein and;

WHEREAS, the Purchaser desires to purchase 100% control of JFI and acquire from the Sellers 100% of the shares of JFI, the company JFI together with all of the assets of JFI (the Business Assets") on the terms and subject to the conditions set forth herein and;

WHEREAS, JFI owns three gold mines described more fully in Appendix A and;

WHEREAS, the Purchaser has agreed to issue 90 million shares of Element92 Resources Corp to the Sellers and;

WHEREAS, the Purchaser feels it is in the best interest of the E92R that JFI and its Business Assets be acquired by E92R and;

WHEREAS, Daniel S. Mckinney, a Director of the Corporation has been legally appointed by the Board of Directors and controlling shareholders as signing authority to this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, agreements, representations and warranties contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
<u>SALE AND PURCHASE OF SHARES</u>

1.1 On the basis of the representations herein contained and on the terms and subject to the conditions set forth herein, the Sellers hereby agree to sell, assign, transfer

convey and deliver to E92R, 100% of their shares in JFI and the company known as JFI together with all of its rights, titles and interests in the Business Assets and all attendant or related assets, including, but not limited to: proprietary intellectual property, maps, documents, deeds, files, titles, patents, know-how and good-will, together with any other item, assets, products, files, records, documents, signatures, interests or rights pertaining to or relating to the Business Assets in keeping with the intentions and the spirit of this Agreement.

1.2 The Purchaser hereby agrees to purchase and acquire 100% of the shares of JFI and all of its Business Assets from the Sellers and pay the Sellers an aggregate of ninety million (90,000,000) new Common Shares.

1.3 It is understood by the Parties that the 90,000,000 shares of E92R shares so issued as payment in full for the Business Assets will be restricted shares as required by Rule 144 of the United States Securities Act (the "Act" and shall display a restrictive legend as required by the United States Securities and Exchange Act,

1.4 On the basis of the representations herein contained and on the terms and subject to the conditions set forth herein, the Sellers hereby agree to transfer control of the Business Assets of JFI to the Purchaser through the Sellers' acceptance and confirmation of the issuance and granting, by the Purchaser, of 90,000,000 newly issued shares of the Purchaser which shares represent the full purchase price of 100% of the shares of JFI, the company JFI and all of its Business Assets as described in Appendix A

ARTICLE II
CLOSING

2.1 The consummation of the transfer by the Sellers to the Purchaser, and the acquisition by the Purchaser of JFI and its Business Assets by the payment of 90 million new Common Shares (the "Closing") shall occur on March 31, 2010 (the "Closing Date"). Immediately at the Closing, the Purchaser shall deliver, or cause to be delivered, to the Sellers, a board resolution confirming the issuance 90 million Common Shares that are being sold, assigned, and conveyed to the Sellers, such board resolution shall be duly executed, endorsed and/or authenticated for delivery to the Sellers. (Appendix B)

2.2 Immediately at the Closing, E92R shall deliver to the Sellers, all State of Nevada Corporate and SEC filings, a Certificate of Good Standing, a current Shareholder list and Stock certificate(s) representing 90 million shares issued in the name or names designated by the Sellers. It is understood that the stock certificates so delivered will display the required restrictive legend pursuant to Rule 144 of the United States Securities and Exchange Act,

2.3 On or before March 31, 2010, E92R shall deliver to the Sellers, all original files and corporate records and documents held by and relevant to E92R.

2.4 On or before March 31, 2010, the Sellers shall deliver to Daniel Mckinney, for transmittal to E92R, duly authorized, properly and fully executed documents in English, evidencing and confirming the sale of 100% of the shares of JFI and it Business Assets specifically detailing the three gold mines.

2.5 Immediately at the Closing, E92R shall deliver to the Sellers, the signed and dated resignation of Geoff Armstrong the President and Director, together with the necessary prior signed and dated Corporate Resolutions or other necessary documents appointing the Sellers' appointee or appointees to the Board of Directors and Officers in such capacities as designated by the Sellers.

ARTICLE III
EXECUTION

3.1 The Purchaser shall execute and deliver to the Sellers, on the Closing Date, any and all such other documents and instruments, and take or cause to be taken any and all such other and further actions that may be necessary, appropriate or advisable in order to vest fully, and to confirm the purchase and sale, the title to and possession of the Common Shares of E92R.

3.2 The Sellers shall execute and deliver to the Purchaser, on the Closing Date, any and all such other documents and instruments, and take or cause to be taken any and all such other and further actions that may be necessary, appropriate or advisable in order to vest fully, and to confirm the purchase and sale, the title to and possession of 100% of the Shares of JFI, the company JFI and all of the Business Assets of JFI.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Sellers as follows (it being acknowledged that the Sellers are entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy of each of which constitutes a condition precedent to the obligations of the Purchaser hereunder):

4.1 Authorization. The Purchaser, represented by Daniel S Mckinney, Director of Element 92 Resources Corp, has full power, legal capacity to enter into this Agreement and to consummate the transaction herein contemplated, and to perform all obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of the Purchaser, and this Agreement is enforceable with respect to the Purchaser in accordance with its terms. Neither the execution and delivery of this Agreement, nor the compliance with any of the provisions hereof, will (a) conflict with or result in a breach of, violation of or default under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, credit agreement or other agreement, document, instrument or obligation to which the Purchaser are a party or by which the Purchaser or any of their assets or properties may be bound or (b) violate any judgment, order, injunction, decree, statute, rule or regulation applicable to the Purchaser or the assets or properties of the Purchaser.

4.2 Legality of Shares. To the best of the Purchaser's knowledge, the Common Shares, when delivered as provided in this Agreement, will be validly issued, fully paid and nonassessable. The Common Shares, upon sale, assignment, transfer and conveyance thereof, will not be subject to the preemptive right of any shareholder or any other person. Upon delivery of and payment for the Common Shares as set forth in this Agreement, the Sellers will receive title to the Common Shares thereto, free and clear of all liens, encumbrances, charges and claims whatsoever.

4.3 Compliance with Securities Laws.

(a) No formal or informal investigation or examination by the Securities and Exchange Commission (the "Commission") or by the securities administrator of any state is pending or threatened against E92R.

(b) Neither the Purchaser, nor any of its directors or officers, have been convicted of any felony or misdemeanor in connection with the sale or purchase of any security or involving the making of any false filing with the Commission.

(c) The Purchaser is not subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently restraining or enjoining such

person from engaging in or continuing any conduct or practice in connection with the sale or purchase of any security or involving the making of any false filing with the Commission.

4.4 No undisclosed Issues or Liabilities. The Purchaser warrants that to the best of its knowledge there are no, issues that might tend to cause damage to E92R or its shareholders, or state or federal regulatory problems of any description.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE SELLER

5.1 Authorization. The Sellers have full power, legal capacity and authority to enter into this Agreement, to execute all attendant documents and instruments necessary to consummate the transaction herein contemplated, to purchase and acquire the Common Shares from the Purchaser and to perform all obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of the Sellers, and this Agreement is enforceable with respect to the Seller, in accordance with its terms.

5.2 Information Regarding this Agreement and the Company. The Sellers have obtained such information regarding the financial position and prospects of the Purchaser, as the Sellers considers necessary or appropriate for the purpose of purchasing and acquiring the Common Shares from the Purchaser pursuant to this Agreement.

5.3 Compliance with Securities Laws.

(a) No formal or informal investigation or examination by the Commission or by the securities administrator or legal authority of any state or jurisdiction within or outside of China or the United States is pending or threatened against the Sellers, JFI or the Business Assets.

(b) The Sellers have not been convicted of any felony or misdemeanor in connection with the sale or purchase of any security or involving the making of any false filing with in any jurisdiction .

(c) The Sellers are not subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently restraining or enjoining them from engaging in or continuing any conduct or practice in connection with the sale or purchase of any security or involving the making of any false filing with in any jurisdiction.

5.4 Disclosure of Transference of Control

(a) The Sellers understand and accept that certain legal and regulatory filings and disclosures will be required in order to properly and legally execute the transfer of control. Such filings and disclosures include, but are not limited to the filing of a Schedule 14C Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934,

a Form 8-K Current Report, one or more filings of the Initial statement of beneficial ownership of securities on Schedule 13D or other similar ownership forms.

(b) The Sellers will assist fully in the preparation and filing of all such required filings in order to fully insure that all required filings are executed and filed properly and in a timely manner.

(c) The Sellers will provide a detailed list of the JFI individuals or entities (the "New Shareholders") designated to receive Common Shares of Element92 Resources Corp. pursuant to issuance of the 90,000,000 Common Shares specified in this Agreement.

(i) The above noted detailed list of the JFI New Shareholders shall include the full legal name of the individual or entity receiving the E92R Common Shares, the full address

and citizenship or corporate jurisdiction of each New Shareholder (Attached hereto as Appendix C).

5.5 The Sellers warrants that they and JFI shall deliver to E92R all of rights, titles and interests in 100% of the shares of JFI, the company JFI and the Business Assets and all attendant or related assets, including, but not limited to: proprietary intellectual property, maps, documents, deeds, files, titles, patents, know-how and good-will, together with any other item, assets, products, files, records, documents, signatures, interests or rights pertaining to or relating to the Assets in keeping with the intentions and the spirit of this Agreement.

5.6 The Sellers warrants that all translations in English of all documents, as required by the Securities Act shall be accurate translations and that any discrepancy between the original documentation and the English translation, the English translation shall take precedence.

5.7 The Sellers warrants and confirms that immediately upon closing it will, undertake a full and up-to-date audit of the financial position of JFI, which audit will be conducted by an auditor qualified by the Public Company Accountability Oversight Board (P.C.A.O.B.)

5.8 The Sellers warrants and confirms that neither the authorized capital stock nor issued capital stock of E92R will be subject to a reverse-split, consolidation or other form of rollback of the stock of E92R or its shareholders.

ARTICLE VI
MISCELLANEOUS PROVISIONS

6.1 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the Parties hereto, and the heirs and personal representatives of each of them, but shall not confer, expressly or by implication, any rights or remedies upon any other party.

6.2 Confidentiality. The Parties agree that the terms and conditions of this agreement shall be kept strictly confidential and shall not reveal or divulge to any third party or entities other than for regulatory filings or tax purposes and/or pursuant to a court order. The parties further agree that any dissemination of this agreement shall not be made without prior written consent of the other party.

6.3 Governing Law. This Agreement is made and shall be governed in all respects, including validity, interpretation and effect, by the laws of Hong Kong, SAR.

6.4 Shares to Be Held In Escrow. The Parties agree that all shares issued, pursuant to the terms and conditions of this agreement, shall be issued as soon as practicable following the signing of this agreement, but all shares so issued SHALL BE HELD IN ESCROW and shall be deemed to be in the full control of the issuing party until the Closing.

6.5 Notices. All notices, requests or demands and other communications hereunder must be in writing and shall be deemed to have been duly made if personally delivered or mailed, postage prepaid, to the parties as follows:

(a) If to E92R, to: c/o Daniel Mckinney
One Exchange Square 39th Floor
8 Connaught Place, Central, Hong Kong

(b) If to JFI, to: Joyous Fame International Limited
P.O. Box 957, Offshore Incorporations Centre, Road Town, British Virgin Islands

Either party hereto may change his address by written notice to the other party given in accordance with this Section 6.4.

6.6 Entire Agreement. This Agreement contains the entire agreement between the Parties and supersedes all prior agreements, understandings and writings between the Parties with respect to the subject matter hereof. Each party hereto acknowledges that no representations, inducements, promises or agreements, verbal or otherwise, have been made by either party, or anyone acting with authority on behalf of either party, which are not embodied herein, and that no other agreement, statement or promise may be relied upon or shall be valid or binding. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated verbally. This Agreement may be amended or any term hereof may be changed, waived, discharged or terminated by an agreement in writing signed by each of the parties hereto.

6.7 Captions and Headings. The article and section headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit or add to the meaning of any provision of this Agreement.

6.8 Attorneys' Fees. In the event of any litigation between the parties hereto, the non-prevailing party shall pay the reasonable expenses, including the attorneys' fees, of the prevailing party in connection therewith.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

ON BEHALF OF THE PURCHASER:

/s/ Daniel S. Mckinney

Designated Signing Authority
Daniel S Mckinney
Element92 Resources Corp.

ON BEHALF OF THE SELLERS:

/s/ Wilson Huang

Designated Signing Authority
Wilson Huang
Joyous Fame International Limited

/s/ Wilson Huang

Designated Signing Authority
Wilson Huang
Gold Vanguard Limited

/s/ Tam Kam Ming

Tam Kam Ming